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Exhibit 3.7

CERTIFICATE OF INCORPORATION
OF
CASCADES FIBER INC.

THE UNDERSIGNED, in order to form a corporation under and pursuant to the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST    The name of the Corporation is Cascades Fiber Inc.

SECOND    The registered office of the Corporation in the State of Delaware is at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and its registered agent at such address is The Corporation Trust Company.

THIRD    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH    The total number of shares of stock which the Corporation is authorized to issue is one thousand (1000) shares of Common Stock, with no par value, all of which shall be of the same class. Each holder thereof shall be entitled to one vote at all meetings of stockholders for each share of such stock standing in his name on the books of the Corporation on the record date fixed for such meeting.

FIFTH    The name and mailing address of the Incorporator is

Sandy K. Feldman, Esq.
10 East 40th Street
New York, New York 100016

SIXTH    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended.

SEVENTH    The stockholders, or the Board of Directors of the Corporation without the assent or vote of the stockholders, shall have the power to adopt, alter, amend or repeal the By-Laws of the Corporation.

EIGHTH    The Corporation reserves the right to amend, alter, change or repeal any provision set forth in this Certificate of Incorporation in the manner now or hereafter prescribed by law.

        IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of May, 1998.

Sandy K. Feldman Sole Incorporator

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
CASCADES FIBER INC.

Under Section 241 of the General Corporation Law of the State of Delaware

CASCADES FIBER INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

FIRST    The Certificate of Incorporation of the Corporation is hereby amended to change the name of the corporation by deleting Article FIRST thereof in its entirety and substituting in lieu thereof the following:

          "FIRST: The name of the Corporation is Cascades Auburn Fiber Inc."

SECOND    The Corporation has not received any payment for any of its stock.

THIRD    The amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware by action of the Sole Incorporator.

IN WITNESS WHEREOF, the undersigned affirms under penalties of perjury that the statements made herein are true.

Dated: June 10, 1998

Sandy K. Feldman Sole Incorporator

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  Exhibit 3.7
CERTIFICATE OF INCORPORATION OF CASCADES FIBER INC.
CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF CASCADES FIBER INC.